Exhibit 10.1


                  SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS


     This Severance Agreement and Release of All Claims ("Agreement") is made and entered into by and between Matthew Murphy (hereinafter "Employee") and Adept Technology, Inc. (hereinafter "Adept" or "the Company"). This "new" severance program supersedes any and all prior programs, all of which are terminated (to the extent they existed). Furthermore, nothing with respect to this severance program shall restrict the rights of Adept to implement a future reduction in force under any terms or severance program that it deems appropriate.


                                   WITNESSETH

     WHEREAS, Employee has been employed at Adept and the Company has decided to implement a reduction in force; and

     WHEREAS, Employee does not have pending against Adept or any employee, agent, officer, director, representative, supervisor, former supervisor, or owner of Adept, or of any related entity or any employee, agent, officer, director, representative, supervisor, former supervisor, or owner, of any related entity (hereinafter referred to as Releasees) any claim, charge, or action in or with any federal, state, or local court or administrative agency; and

     WHEREAS, Employee and the Company desire to settle fully and finally all matters between them, including, but in no way limited to, issues related to Employee's employment and separation of employment with the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

     1.   Employment Termination Date.


     Employee's employment with Adept shall terminate on September 7, 2007.

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     2.   Severance Payment.

          a. Employee will receive all wages due Employee as of Employee's date of termination less withholdings and any other authorized deductions. Employee will receive a check for this amount on Employee's date of termination.

          b. Employee will receive any unused and prorated vacation pay earned and accrued as of Employee's date of termination less withholdings and any other authorized deductions. Employee will receive a check for this amount on Employee's date of termination.

          c. Upon condition that Employee signs this Agreement and returns the original signed Agreement to the Company, and so long as Employee has not exercised the right of revocation as described in paragraph 8(g) below, the Company will provide Employee severance pay in the gross amount of thirty seven thousand two hundred seventy one dollars ($37,271.00), less appropriate withholdings and any other authorized deductions, which has been calculated using the following formula:

     Non-exempt employees will receive 40 hours of severance pay for each year of service with a minimum of 80 hours. Exempt employees will receive one week of severance pay for each year of service with a minimum of two weeks. For salaried employees, a "week's pay" will be the equivalent of the employee's current base monthly salary (excluding bonuses, overtime, benefits, expense, meal and travel allowances and any other monetary incentives and forms of remuneration).

Employee will receive a check for this amount on the tenth day after Employee signs and returns this Agreement to Adept (so long as Employee does not exercise the right of revocation described in paragraph 8(g) below. Employee recognizes that this payment exceeds any payment to which the Employee might be entitled under existing Adept policies.

          d. Pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Employee may continue health insurance coverage at Employee's own expense after Employee's termination of employment with the Company.

                                       2.
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          e.   Employee acknowledges and agrees that Adept has made no
representations regarding the tax consequences of any amounts received by Employee pursuant to this Agreement, and agrees to indemnify the Company for any amounts that may be deemed subject to withholding tax which were not withheld from these amounts.

     3.   Total Monetary Compensation and Consideration.

     Employee agrees that the severance pay described in paragraph 2.c. above shall constitute the entire amount of monetary consideration provided to Employee under this Agreement, that Employee is not entitled to this consideration if Employee does not sign this Agreement and that Employee will not seek any further compensation for any other claimed damages, costs or attorneys' fees in connection with Employee's employment with the Company, termination from employment with the Company or any other matter encompassed by this Agreement. Employee acknowledges and agrees that, as of the date Employee executes this Agreement, Employee has been fully paid all amounts, if any, due Employee under federal and state law and Adept policies and procedures.

     4.   No Admissions.

     This Agreement and compliance with this Agreement shall not be construed as an admission by the Company or by any Releasees of any liability whatsoever, or as an admission by Adept or by any Releasees of any violation of the rights of Employee or any person, violation of any order, law, statute, duty or contract whatsoever with respect to Employee or any person. Adept and Releasees specifically disclaim any liability to Employee or any other person for any alleged violation of rights of Employee or any person, or for any alleged violation of any order, law, statute, duty or contract on the part of Adept and/or of any Releasees.



                                       3.
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     5.   No Claims.

     Employee represents that neither Employee nor anyone acting through or by Employee nor any spouse, significant other, heir, offspring, representative, agent, executor, assign, or successor (hereinafter referred to as Releasors) has filed any complaints, claims, or actions against Adept or against any Releasee with any state, federal, or local agency or court arising out of and/or pertaining to Employee's employment and/or the cessation thereof and Employee agrees that Employee will not do so at any time hereafter, and that if any agency or court assumes jurisdiction of any complaint, claim or action against Adept or against any Releasee, Employee will direct that agency or court to withdraw from or dismiss with prejudice the matter.

     6.   Confidentiality.

     Employee agrees that Employee and all Releasors (including, but not limited to, family members or a significant other) will keep the fact, terms, and amount of this Agreement completely confidential and that neither Employee nor any Releasor will hereafter disclose any information concerning this Agreement to anyone, provided that any party hereto may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes. The parties further agree that this Agreement may be pleaded as a full and complete defense to any subsequent action or other proceeding arising out of, or relating to, or having anything to do with any and all of the claims, counterclaims, contingents, issues, defenses, or other matters capable of being alleged by Employee, Releasors, or any employee or former employee of Adept.

     7.   Release of Claims.

     Employee hereby waives all rights under Section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                                       4.

Notwithstanding the provisions of Section 1542 of the Civil Code of the State of California, Employee hereby irrevocably and unconditionally releases and forever discharges the Company, and each and all Releasees and their related entities and each and all of their owners, officers, directors, employees, agents and representatives and their predecessors, successors and assigns and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, rights, claims, damages and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "claims") which Employee at any time heretofore had or claimed to have or which Employee may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to Employee's employment or termination from employment with the Company. It is expressly understood by Employee that among the various rights and claims being waived in this release are those arising under federal and state equal employment laws including the Age Discrimination in Employment Act of 1967, the United States and California Constitutions, California common law, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991, the Americans with Disabilities Act, state and federal Family Leave Acts, the California Fair Employment and Housing Act, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Security Act, and any and all federal and state executive orders and other statutes and regulations.

     The parties understand the word "claims" to include all actions, claims, causes of action, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of Employee's employment with Adept and the cessation of his or her employment, including, but not limited to, any alleged breach of obligation, covenant or duty arising in contract and/or in tort; any alleged employment discrimination or other unlawful discriminatory act, including, without limitation, any claim of discrimination under California's workers' compensation laws; and any other claim or cause of action regardless of the forum in which it may be brought, including, without

                                       5.
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limitation, claims under the United States Constitution, the California
Constitution, California common law, Title VII of the Civil Rights of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Acts of 1866 and 1991, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, the Fair Labor Standards Act, state and federal Family Leave Acts, the California Workers' Compensation Act, and any and all federal or state executive orders and other statutes or regulations. All such claims (including related attorneys' fees and costs) are forever barred by this Agreement.

     8.   Knowing And Voluntary Release.

     Employee understands and agrees that Employee:

          a. Is entitled to a full forty-five (45) days within which to consider this Agreement before executing it.

          b. Has carefully read and fully understands all of the provisions of this Agreement;

          c. Is, through this Agreement, releasing the Company and any and all Releasees, their related entities and each and all of their owners, officers, directors, employees, agents and representatives, of any and all claims Employee may have against them including but not limited to any claims of age or other discrimination;

          d. Knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

          e. Knowingly and voluntarily intends to be legally bound by this Agreement;

          f. Was advised and hereby is further advised in writing to consider the terms of this Agreement and consult with an attorney of Employee's choice prior to executing this Agreement;

          g. Has a full seven (7) days following the execution of this Agreement to revoke this Agreement by providing written notice of such revocation to Sue Carlson Lim, the Company's Human Resources Director, and has

                                       6.

been advised and hereby is further advised in writing that this Agreement shall not become effective or enforceable until this revocation period has expired without Employee exercising Employee's right of revocation; and

          h. Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss. 621, et. seq.) that may arise after the date this Agreement is executed are not waived.

     9.   No Reliance Upon Representation.

     Employee hereby represents and acknowledges that in executing this Agreement, Employee does not rely and has not relied upon any representations or statements made by any of the parties or by any of the parties' agents, attorneys or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this written Agreement.

10.      References.

     Adept represents that, upon any inquiry concerning Employee's employment, it will disclose the following information: the position Employee held, the duties in that position, and the length of employment. No other information will be disclosed unless Employee authorizes the release of such information.

                                       7.
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     11.  Future Employment.

     Nothing in this Agreement shall prohibit Employee from re-applying with the

     Company or any Releasee for any future position for which he/ she is qualified that becomes available within the Company or any Releasee. However, the Company and Releasees do not warrant or in any way whatsoever make any express or implied promise or representation that Employee's former employment with Company will entitle him/her to preferential treatment in consideration of such application. Furthermore, Employee expressly acknowledges that he/she is not entitled to, nor does he/she expect any such preferential treatment.

     12.  Non-Disparagement.

     Employee agrees not to make any statements about Company or take any action which could be detrimental to Adept and any Releasee, or their related entities or their services.

     13.  Trade Secrets.

     Employee agrees to keep confidential and not to disclose, divulge, furnish, release or otherwise make available to any person, firm, company or other party confidential information or trade secrets relating to the business affairs of Adept unless (1) the Company gives prior written consent, or (2) such information or trade secrets become known to the public through no fault of Employee.

     14.  Arbitration.

     THE PARTIES EXPRESSLY AGREE THAT ARBITRATION SHALL BE THE EXCLUSIVE, FINAL AND BINDING REMEDY FOR ANY DISPUTE INVOLVING OR RELATED TO AN ALLEGED BREACH OF THIS AGREEMENT, AND HEREBY EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A COURT TRIAL OR A JURY TRIAL OF ANY SUCH DISPUTE.

     (a) Arbitration shall be the exclusive remedy for any dispute arising out of or related to the employer/employee relationship or the interpretation of this Agreement. The purpose of this Arbitration Agreement is to encourage the

                                       8.
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speedy, cost-effective resolution of any disputes between the parties concerning any of the terms, conditions or benefits of employment and termination of the employment relationship. Both Employee and Adept shall be required to submit any such dispute(s) to binding arbitration before a neutral Arbitrator. Nothing in this Agreement shall prevent the parties from agreeing voluntarily to submit the dispute to mediation. However, if the dispute is not resolved through mediation or otherwise, it shall be submitted to binding arbitration. The parties shall select the Arbitrator by mutual agreement. Nothing in this agreement restricts the employee from exercising statutory rights to seek assistance through resort to the Department of Fair Employment and Housing or Equal Employment Opportunity Commission.

          (b) A request for arbitration must be submitted within the appropriate statute of limitations period under governing law.

          (c) In the event that a dispute arises, both Employee and Adept shall have the right to conduct normal civil discovery, including the taking of depositions, prior to the arbitration hearing.

          (d) Both Employee and Adept agree that if an arbitration is held, each party shall pay the fees for his own attorneys, subject to any remedies to which that party may later be entitled; however, Adept in all cases shall pay the Arbitrator's fee. The Arbitrator shall be empowered to award either party any remedy at law or in equity that the party would otherwise have been entitled to had the matter been litigated in court, including, but not limited to, general, special, and punitive damages, injunctive relief, costs and attorney fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies. The Arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law. The Arbitrator shall have no jurisdiction to issue any award contrary to or inconsistent with the law, including the statute at issue.

                                       9.

          (e) Following the evidentiary portion of an arbitration hearing, either party shall have the right to prepare and file with the Arbitrator a post-hearing brief not to exceed twenty-five (25) pages in length. Any such brief shall be served on the Arbitrator and the other party within thirty (30) days of the close of the evidentiary portion of the hearing, unless the parties agree to some other time period. The Arbitrator shall have the authority to grant an extension or to increase the page limitation set forth above upon the request of any party for good cause shown.

          (f) Should any part of this Paragraph 7 be declared by a court of competent jurisdiction to be invalid, unlawful or otherwise unenforceable, the remaining parts shall not be affected thereby, and the parties shall arbitrate their dispute without reference to or reliance upon the invalid, unlawful or unenforceable part of the Agreement.

          (g) This Agreement is the full and complete Agreement of the parties relating to resolution of disputes arising out of or related to the employer/employee relationship and/or this Agreement. This Agreement may not be modified except by the parties in writing.

     15.  Binding Effect Of Agreement.

     This Agreement shall be binding upon Employee, and upon Employee's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Company and Releasees and their related entities, and each and all of their owners, officers, directors, employees, agents, representatives, and to their heirs, administrators, executors, successors and assigns. Employee expressly warrants that Employee has not transferred to any person or entity any rights, causes of action or claims released in this Agreement.

     16.  Severability.

     Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or

                                      10.

provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     17.  Interpretation.

     This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

18. Consequences of Breach.

     If Employee breaks said promises as set forth in this Agreement by filing a lawsuit or other complaint or charge based on claims that the Employee has released, or by not having a claim made on Employee's behalf by a class-type action dismissed, as to any person or entity, Employee will pay that person's or entity's reasonable attorneys' fees and all other costs incurred in defending against the Employee's claim.

19.      Entire Agreement.

     This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior negotiations, agreements or understandings, written or oral, between the parties pertaining to the subject matter of this Agreement.

     I HAVE COMPLETELY AND CAREFULLY READ THE FOREGOING, INCLUDING THE WAIVER AND RELEASE OF CLAIMS SET FORTH ABOVE, I FULLY UNDERSTAND THAT, TO THE EXTENT I HAVE ANY CLAIMS COVERED BY THIS WAIVER AND RELEASE, I WILL BE WAIVING AND RELEASING POTENTIALLY VALUABLE LEGAL RIGHTS BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT I HAVE BEEN ADVISED TO DISCUSS THIS AGREEMENT AND THE WAIVER AND RELEASE OF CLAIMS WITH A LAWYER, AND I FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ITS TERMS.

                                      11.
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Dated: 08/27/07                         ADEPT TECHNOLOGY, INC.


                                        By: /s/ Sue Carlson Lim
                                            -------------------
                                            Sue Carlson Lim
                                            Director of Human Resources


Dated: 08/24/07                         /s/  Matt Murphy
                                        ----------------
                                        Employee Signature


                                        Matt Murphy
                                        ----------------------------------------
                                        Employee Printed Name


                                      12.